EXHIBIT 10.26
FORM OF THIRD AMENDED AND RESTATED GUARANTEE
     THIRD AMENDED AND RESTATED GUARANTEE, dated as of                      ___, 20[___], made by each of the corporations that are signatories hereto (the “Guarantors”), in favor of BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) parties to the Third Amended and Restated Credit Agreement, dated as of June 25, 2010 (as it may hereafter be amended, modified, extended or restated from time to time, the “Credit Agreement”), among Kennametal Inc., a Pennsylvania corporation (the “Company”) and the other Borrowers party thereto, the Lenders from time to time parties thereto, Bank of America, N.A., London Branch, as Euro Swingline Lender, PNC Bank, National Association and JPMorgan Chase Bank, N.A., as co-syndication agents, Citizens Bank of Pennsylvania and Bank of Tokyo-Mitsubishi UFJ Trust Company as co-documentation agents, Bank of America, N.A., as the Administrative Agent and the other parties thereto.
WITNESSETH:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
     WHEREAS, the Borrowers are members of an affiliated group of Persons that includes each Guarantor;
     WHEREAS, each of the Guarantors has guaranteed the Company’s obligations to the administrative agent and lenders party to the Existing Credit Agreement pursuant to that certain Second Amended and Restated Guarantee, dated as of March 21, 2006 (the “Existing Guarantee”) made by certain of the Guarantors in favor of the administrative agent under the Existing Credit Agreement;
     WHEREAS, the Existing Credit Agreement shall be amended and restated in its entirety by the Credit Agreement as set forth therein and shall remain in full force and effect only as set forth therein;
     WHEREAS, each of the Guarantors wishes to continue to guarantee (or, in the case of any Guarantor hereunder which is not a party to the Existing Guarantee, to guarantee), jointly and severally, absolutely and unconditionally, the payment and performance of the Borrowers’ obligations to the Lenders and the Administrative Agent under or in respect of the Credit Agreement as provided herein;
     WHEREAS, the proceeds of the extensions of credit will be used in part to enable the Borrowers to make valuable transfers (as determined as provided herein) to each Guarantor in connection with the operation of its business;
     WHEREAS, the Company, the other Borrowers and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit;
     WHEREAS, each of the Guarantors party to the Existing Guarantee and the Administrative Agent on behalf of itself and the Lenders wish to amend and restate the Existing Guarantee as herein provided; and
     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans or other extensions of credit to the Borrowers under the Credit Agreement that each Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders.
     NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans and other extensions of credit to the Borrowers under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Lenders, as follows:
     1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     (b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.
     (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     2. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.
     (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 3).
     (c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.
     (d) This Guarantee shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Obligations.
     (e) No payment made by the Company, any other Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Company, any other Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

     3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 4. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.
     4. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Company, any other Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company, any other Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
     5. Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.
     6. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon, this Guarantee; and all dealings between the Company, any other Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company, any other Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and performance of the Obligations without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowers or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any of the Borrowers or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, any other Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     8. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in the relevant currency at the Funding Office.
     9. Representations and Warranties. Each Guarantor hereby represents and warrants that:
     (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;
     (b) it has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary action to authorize its execution, delivery and performance of this Guarantee;
     (c) this Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as affected by Debtor Relief Laws, general equitable principles and an implied covenant of good faith and fair dealing;

     (d) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;
     (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;
     (f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues (1) with respect to this Guarantee or any of the transactions contemplated hereby, or (2) which could reasonably be expected to have a Material Adverse Effect;
     (g) it has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except for such property where the failure to maintain such title or interest, individually or in the aggregate, does not have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted under the Credit Agreement; and
     (h) it has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Guarantor) except where the failure to file such returns and pay such taxes, fees and other charges, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; to the knowledge of such Guarantor, no tax Lien has been filed and no claim is being asserted, with respect to any such tax, fee or other charge.
     Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each borrowing by any Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.
     10. Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
     11. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or any Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

     (a) if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in subsection 9.2 of the Credit Agreement; and
     (b) if to any Guarantor, at its address or transmission number for notices set forth under its signature below.
     The Administrative Agent, each Lender and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.
     12. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Administrative Agent. Delivery of an executed counterpart of a signature page to this Guarantee by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guarantee.
     13. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     14. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.
     15. Amendments in Writing, No Waiver, Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent.
     (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.
     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     16. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     17. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns. No Guarantor may assign any of its obligations hereunder.
     18. Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

KENNAMETAL HOLDINGS EUROPE, INC.
By:
Name:
Title:

Address for Notices:
c/o Kennametal Inc.
1600 Technology Way
Latrobe, PA 15650
Attention: Vice President and Treasurer
Fax: (724) 539-4668

KENNAMETAL WIDIA HOLDINGS INC.
By:
Name:
Title:

Address for Notices:
c/o Kennametal Inc.
1600 Technology Way
Latrobe, PA 15650
Attention: Vice President and Treasurer
Fax: (724) 539-4668